WE HAVE DEMONSTRATED OUR ENDURANCE IN THIS CHALLENGING ECONOMIC CYCLE BY STAYING ON COURSE AND NOT VEERING FROM OUR RELATIONSHIP BANKING STRATEGY. DESPITE A LOW-RATE ENVIRONMENT AND UNCERTAINTY OVER OUR NATION’S FISCAL FUTURE, WE SUCCESSFULLY NAVIGATED OUR WAY TO INCREASED PROFITABILITY IN 2012, WITH STRONG LOAN GROWTH AND RECORD DEPOSITS. AFTER 163 YEARS, BULLS AND BEARS, BOOMS AND BUSTS, WE KN OW A THING O R T WO ABOUT ENDUR AN CE . IT ’S THE DIFFERENCE BETWEEN FADING AWAY AND SHINING ON. AS 2012 COMES TO A CLOSE, WE TAKE THE LONG VIEW OF THE ROAD AHEAD AND POSITION OURSELVES FOR THE OPPORTUNITIES BEFORE US. JUST AS WE HAVE EVERY SINGLE YEAR SINCE 1849. WE ARE COMERICA AND WE ENDURE. TO OUR SHAREHOLDERS: BY CONTINUING TO FOCUS ON OUR V IS ION OF HELPING PEOPLE AND BUSINESSES BE SUCCESSFUL, AND BY BEING IN THE RIGHT MARKETS, WITH THE RIGHT PEOPLE, PRODUCTS AND SERVICES, WE ARE POSIT IONED FOR THE ROAD AHEAD. I I I I I I , I I I , I I , I , I I . Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. To find Comerica on Facebook, please visit www.facebook.com/ComericaCares. To follow Comerica and Comerica Bank Chief Economist Robert Dye on Twitter, go to @ComericaCares and @Comerica_Econ, respectively. The road ahead. SM Letter to shareholders SM RALPH W. BABB JR. Chairman and Chief Executive Officer NET INCOME 2010 2011 2012 (in millions) $521 $393 $277 By continuing to focus on our vision of helping people and businesses be successful, and by being in the right markets, with the right people, products and services, we are positioned for the road ahead. We feel confident that our strategy is the appropriate one in this and any economic environment, and can assist us in our efforts to continue to grow. To accomplish this, we are allocating resources to our faster growing markets and areas where we have considerable expertise (see “Capitalizing on Opportunities,” below). We have increased earnings each year since 2009. We reported net income of $521 million in 2012, an increase of $128 million, or 33 percent, over 2011. The increase in net income generally reflected growth in loans, including those resulting from our July 2011 acquisition of Houston-based Sterling Bancshares, Inc. The $4 billion, or 18 percent, increase in average commercial loans in 2012 was primarily driven by increases in Energy, Mortgage Banker Finance, National Dealer Services, general Middle Market, Technology & Life Sciences, and Corporate. Average total deposits in 2012 increased $5.8 billion, or 13 percent, with growth in most business lines and across all markets. Net interest income was up $75 million, or 5 percent, and noninterest income was up $26 million, or 3 percent, when compared to 2011. The increase in noninterest income was largely driven by increases in customer-driven fee income. Credit quality improved significantly in 2012. As a result of the continued overall improvement in credit quality, the provision for credit losses declined $65 million, or 45 percent, from 2011. We have demonstrated throughout the cycle that we can carefully manage expenses. Noninterest expenses decreased $14 million in 2012, compared to a year earlier. Our capital position has remained a source of strength to support our growth. On April 24, 2012, and January 22, 2013, the board of directors increased the quarterly cash dividend for common stock 50 percent and 13 percent, respectively, to 15 cents and then 17 cents per share. The dividend increases reflect our company's strong capital position and solid financial performance, and were part of our 2012 Capital Plan. We also repurchased 10.1 million shares in 2012 under our share repurchase program. Combined with dividends, we returned 79 percent of net income to shareholders in 2012.

With respect to stock performance, the market value of our stock increased 18 percent in 2012, compared to a 13 percent increase in the S&P 500 Index.

Period-End Loans and Deposits
(in billions)



$40.2
$42.7
$46.1
$40.5
$47.8
$52.2
LOANS
DEPOSITS
2010 2011 2012
2010 2011 2012

At year-end 2012, we had $46.1 billion in total loans and $52.2 billion in total deposits. The chart illustrates our loan and deposit growth since year-end 2010. We ended the year with $65.4 billion in total assets, and with 139 banking centers in Texas, 105 banking centers in California, 216 banking centers in Michigan, 18 banking centers in Arizona and 10 banking centers in Florida.

Our size – we are among the 25 largest U.S. banking companies – enables us to offer a wide array of products and services to our customers, while maintaining the feel of a smaller community bank. It also allows us to be nimble and react quickly to customer requests, product developments and changing economic conditions.

We focus on building relationships and providing outstanding customer service, which really matters in this environment. We engage our customers through our three lines of business.

The *Business Bank* provides more than half of our revenue. We are proud of the depth and breadth of this business. It is not a business that can be built overnight. Comerica has been helping businesses grow and solve challenges for many generations. Our business bankers have an average tenure of 12 years of industry experience and expertise in many industries. Our treasury management products for businesses are leading edge, and we have a strong commitment to keeping customer information secure.

The *Retail Bank* is somewhat unique as we do not employ a mass market retail strategy; rather, our banking centers focus on the segments we serve exceedingly well: small businesses, including their owners, officers, employees and families; entrepreneurs; the affluent; and consumers. The Retail Bank is a key contributor of deposits.

Wealth Management provides us the ability to leverage our existing customer base, bringing investment management solutions to our Business Bank and Retail Bank customers. We deliver personal wealth management solutions and strategies to high-net-worth individuals, and our Institutional Services group works with organizations to provide trust and investment services, and more.

Capitalizing on Opportunities℠

We operate in three primary markets – Texas, California and Michigan, as well as in Arizona and Florida, with select businesses operating in several other states, and in Canada and Mexico.

The Texas economy continues to be a growth leader, consistently outperforming the national economy. It also is well diversified, with 52 *Fortune* 500 headquarters, second only to California, which has 53. Overall job creation in Texas continues to be well above the national average, supported by robust energy drilling activity and strong manufacturing conditions. Housing is gaining momentum,

Capitalizing on Opportunities SM CALIFORNIA TEXAS MICHIGAN ARIZONA FLORIDA 201220112010 201220112010 PERIOD-END LOANS AND DEPOSITS (in billions) $52.2 $47.8 $40.5 $46.1 $42.7 $40.2 LOANS DEPOSITS as new and existing home sales increase, prices firm up, and new construction activity accelerates to meet growing demand. We have been operating in Texas for about 25 years and it’s been five years since we relocated our corporate headquarters to Dallas. We continue to leverage our standing as the largest U.S. commercial bank headquartered in the Lone Star State in order to generate new customer relationships and expand existing ones. We are pleased with the substantial growth opportunities in Texas, including our acquisition of Sterling. Our Energy business, which operates primarily out of Dallas and Houston, is focused on a broad spectrum of middle market companies. The customer base is diverse and average loans have grown steadily over the past two years. We are allocating more resources in Texas to Technology & Life Sciences, Environmental Services and Mortgage Banker Finance, areas in which we have the expertise, and products and services, to make a positive difference for our customers. The California economy is gaining momentum, particularly in northern California, where technology companies in Silicon Valley continue to drive growth. Private-sector job growth in California is starting to improve, and housing markets there are looking firmer. However, state fiscal conditions remain challenging. We have had a presence in California for nearly 30 years. We are well positioned to capitalize on the considerable opportunities in the state, such as with our Technology & Life Sciences, National Dealer Services, and Entertainment businesses. All of these businesses are great sources of referrals for our Wealth Management services. Our Technology & Life Sciences business has strong relationships with key venture capital firms in all of the major tech hubs. We have provided financing for products and services ranging from some of today’s most popular websites and online games to important medical devices. In National Dealer Services, we have relationships with auto dealerships in more than 30 states, California being the largest. And, southern California is home to our Entertainment group, which is active in financing film and television productions. Among our many film and television projects, Comerica was lead agent on the “Twilight” films and was in the lending group that financed “The Hunger Games.” The economic recovery in Michigan is broadening and continues to improve at a moderate pace, driven by the recovery of the auto sector. Housing markets statewide are improving as sales, prices and the rate of new construction all increase. We are optimistic about the continued improvement in the Michigan economy. We have a significant presence in Michigan, continuously serving that market since our bank’s founding 163 years ago. We have the second largest deposit market share in the state, based on the latest FDIC deposit market share survey. Our Michigan market headquarters is in Detroit at the recently renovated Comerica Bank Center, a significant investment which demonstrates the importance of the overall Michigan market to Comerica. We are among the largest employers in metropolitan Detroit. In Arizona, our focus is on businesses in the Phoenix/Scottsdale area, and in Florida, our focus is on Wealth Management, while supporting customers in our other business lines. In Canada and Mexico, we focus on meeting the cross-border needs of businesses by providing a wide range of corporate banking, treasury management and trade services to Canadian and Mexican companies as well as the foreign subsidiaries of other companies doing business in these North American markets.

GIVEN THAT WE ARE WELL POSIT IONED IN SOME OF THE FASTEST GROWING MARKETS, WE BELIEVE OUR COMPANY HAS TREMENDOUS UPSIDE WHEN THE ECONOMY RATCHETS UP AND INTEREST RATES RISE. COMERICA’S COMMITMENT TO THE COMMUNITY CONTINUED IN 2012, AS WE PROVIDED MORE THAN $9 MILL ION TO NOT-FOR-PROFIT ORGANIZATIONS IN OUR MARKETS. REGARDLESS OF HOW THE NATION’S F ISCAL ISSUES ARE RESOLVED, WE STILL EXPECT TO OPERATE IN A LOW-RATE ENVIRONMENT FOR QUITE SOME T IME, AND ARE PREPARED TO DO SO. Strong Focus on Community, Diversity and Sustainability SM Looking Ahead SM MICHIGAN MARKET PRESIDENT TOM OGDEN (FAR LEFT) presents a $50,000 check to the owners of La Feria, winners of the 2012 Comerica Hatch Detroit Contest, a retail business competition for entrepreneurs looking to open a retail business in the City of Detroit. CALIFORNIA MARKET PRESIDENT MIKE FULTON (BACK) was part of the Comerica team volunteering at Second Harvest Food Bank in San Jose for Comerica’s National Day of Service. TEXAS MARKET PRESIDENT PAT FAUBION (RIGHT OF SIGN), along with more than a dozen Comerica volunteers, helped build a Habitat for Humanity home in Southern Dallas for a very deserving family of five. Comerica’s commitment to the community continued in 2012, as we provided more than $9 million to not-for-profit organizations in our markets. Our dedicated employees raised more than $2 million for the United Way and Black United Fund, and donated their personal time with more than 71,000 hours spent helping to make a positive difference in the communities we serve. It is always gratifying to be recognized for the work we do in the community and 2012 was no exception. Comerica was ranked No. 27 on the Civic 50 list, the first comprehensive ranking of America’s most community minded S&P 500 corporations, and continued its “Outstanding” Community Reinvestment Act rating by the Federal Reserve. Within our markets, Comerica was honored with a statewide “Cornerstone Award” from the Texas Bankers Foundation, the philanthropic arm of the Texas Bankers Association, for our work with non-profits in creating “Comerica Community Resource Centers” in low-to-moderate income communities in Dallas and Houston. Also in Texas, and for the second year running, Comerica was named one of the Top 10 corporate teams for our annual internal March of Dimes fund-raising campaign, where colleagues raised more than $130,000 statewide. In Michigan, the Michigan Minority Supplier Development Council recognized Comerica with its 2012 Corporate ONE Award, which honored corporations that provide exceptional procurement opportunities to minority business owners. And in California, the city councils in San Jose and Santa Cruz honored Comerica with commendations for our support of prom dress drives in those regions. Our banking center staff members collected hundreds of new and gently worn prom dresses for low income high school girls. Our focus on diversity received important national recognition in 2012. For the fourth consecutive year, Comerica was named by LATINA Style Magazine as being among the “50 Best Companies for Latinas to Work for in the U.S.” Black Enterprise Magazine also placed Comerica on its 2012 “40 Best Companies for Diversity” list. In the area of sustainability, Comerica was listed on the 2012 FTSE4Good® Index. FTSE4Good® is an equity index series designed to facilitate investment in companies that meet globally recognized corporate responsibility standards. Companies in the FTSE4Good® Index series have met stringent social and environmental criteria. And, a 2012 Carbon Disclosure Project (CDP) survey showed that Comerica improved its score from 2011 by four points, to 91 (out of 100), which is among the highest scores awarded to banks in the S&P 500, and is indicative of the continued strong disclosure performance of our bank on climate change and emissions management.

GIVEN THAT WE ARE WELL POSIT IONED IN SOME OF THE FASTEST GROWING MARKETS, WE BELIEVE OUR COMPANY HAS TREMENDOUS UPSIDE WHEN THE ECONOMY RATCHETS UP AND INTEREST RATES RISE. COMERICA’S COMMITMENT TO THE COMMUNITY CONTINUED IN 2012, AS WE PROVIDED MORE THAN $9 MILL ION TO NOT-FOR-PROFIT ORGANIZATIONS IN OUR MARKETS. REGARDLESS OF HOW THE NATION’S F ISCAL ISSUES ARE RESOLVED, WE STILL EXPECT TO OPERATE IN A LOW-RATE ENVIRONMENT FOR QUITE SOME T IME, AND ARE PREPARED TO DO SO. Strong Focus on Community, Diversity and Sustainability SM Looking Ahead SM MICHIGAN MARKET PRESIDENT TOM OGDEN (FAR LEFT) presents a $50,000 check to the owners of La Feria, winners of the 2012 Comerica Hatch Detroit Contest, a retail business competition for entrepreneurs looking to open a retail business in the City of Detroit. CALIFORNIA MARKET PRESIDENT MIKE FULTON (BACK) was part of the Comerica team volunteering at Second Harvest Food Bank in San Jose for Comerica’s National Day of Service. TEXAS MARKET PRESIDENT PAT FAUBION (RIGHT OF SIGN), along with more than a dozen Comerica volunteers, helped build a Habitat for Humanity home in Southern Dallas for a very deserving family of five. As of this writing, there is still considerable uncertainty about our nation’s fiscal policy. Much of the uncertainty that business owners had in 2012 remains in early 2013, and is likely to remain until the rules of the road are clearly defined for them. Only then, I believe, will businesses begin to invest for more than the short-term. Regardless of how the nation’s fiscal issues are resolved, we still expect to operate in a low-rate environment for quite some time, and are prepared to do so. We believe our focus on relationships, growth markets, industry expertise and expense management should assist us in increasing returns to shareholders and provide us the momentum that will carry us through an extended low-rate environment successfully. We believe we can continue to grow without adding capacity as a result of the efficiency advances we have made and will continue to make. In addition, we are focused on increasing fee income through greater cross-sell penetration. We believe that broader and deeper customer relationships result in more loyal and profitable customers. Given that we are well positioned in some of the fastest growing markets, we believe our company has tremendous upside when the economy ratchets up and interest rates rise. Looking at the impact from a 200 basis-point increase in rates over a 12-month period, equivalent to 100 basis points on average, we would expect to see an almost $180 million, or 11 percent, increase in net interest income, based on our analysis at December 31, 2012. In addition, when economic activity improves and investments ramp up, particularly among small and middle market companies, we expect fee income generation to increase along with loan volumes. As we have done historically, we expect to continue to actively manage capital in a way that maximizes returns to shareholders while ensuring that we meet regulatory capital requirements. We submitted our 2013 Capital Plan to our regulators and expect a response in mid-March 2013. We believe we approach the Capital Plan Review process from a position of capital strength, as measured by both the current regulatory capital standards as well as the proposed Basel III capital rules. Comerica at year-end 2012 is estimated to have a Tier I capital ratio comfortably above the proposed 8.5 percent regulatory standard under Basel III, which will be phased in over the next seven years. In closing, Comerica is an enduring company, steeped in a long tradition of relationship banking, with outstanding customer service as our hallmark. We believe we are ready for the road ahead, and have the right strategy in place to make a positive difference for our shareholders, customers and employees. Sincerely, Ralph W. BaBB JR. Chairman and Chief Executive Officer